UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2005

REMEC, INC.

(Exact name of registrant as specified in its charter)

1-16541

(Commission File Number)

California	95-3814301
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3790 Via de la Valle, San Diego, CA 92014

(Address of principal executive offices, with zip code)

(858) 842-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Mr. Thomas Waechter, President and Chief Executive Officer of REMEC, Inc. (the “Company”), resigned from the Company effective as of September 30, 2005. The Company and Mr. Waechter entered into an Executive Transition Agreement dated September 30, 2005 (the “Waechter Transition Agreement”) setting forth the terms of Mr. Waechter’s departure and confirming the benefits to which he was previously entitled pursuant to the Employment and Retention Agreement dated May 19, 2002 between Mr. Waechter and the Company (the “Waechter Employment Agreement”). In consideration for the covenants in the Waechter Transition Agreement and pursuant to the terms of the Waechter Employment Agreement, the Company agreed to (i) pay Mr. Waechter $1,912,000 in one lump sum payment upon effectiveness of the Waechter Transition Agreement, (ii) pay Mr. Waechter’s COBRA coverage premiums to continue his current medical, dental and other health plan coverage for himself and his spouse through December 31, 2005, (iii) reimburse Mr. Waechter on a quarterly basis for the reasonable cost of his individual medical and dental insurance plans for himself and his spouse for the period from January 1, 2006 through the earlier of September 30, 2008 and the date Mr. Waechter becomes eligible for comparable insurance coverage from new employment and (iv) reimburse Mr. Waechter for reasonable and necessary business expenses and certain memberships under the Waechter Employment Agreement. The Company also agreed to pay Mr. Waechter (i) $5,750.28 in one lump sum payment on the effective date of the Waechter Transition Agreement to allow Mr. Waechter to continue his executive disability insurance through September 30, 2008, (ii) $3,730 in one lump sum payment on the effective date of the Waechter Transition Agreement to cover the premiums on Mr. Waechter’s executive term life insurance policy through September 30, 2008 and (iii) within five days after such coverage becomes available, the reasonable costs of a term life insurance policy in the face amount of $600,000 covering the period through September 30, 2008.

Pursuant to the Waechter Transition Agreement, Mr. Waechter agreed not to solicit any employees of the Company for a period of 12 months following the termination date of his employment with the Company and not to engage in a competing activity of the Company for a period of three years following the termination date of his employment with the Company.

As part of the Waechter Transition Agreement, Mr. Waechter and the Company agreed to enter into a consulting relationship whereby Mr. Waechter will provide consulting services to the Company on a daily basis upon request of the Company’s Board of Directors or President through September 30, 2008. Mr. Waechter will be paid at a daily rate of $1,650.00 pro rated for days with less than eight hours worked.

In the Waechter Transition Agreement, the Company and Mr. Waechter release one another from all claims that each has or may have against the other. Mr. Waechter has until October 8, 2005 to revoke the Waechter Transition Agreement. The Waechter Transition Agreement is qualified in its entirety by reference to the Waechter Transition Agreement which is attached as Exhibit 10.13 to this Current Report and is incorporated herein by reference.

Mr. Winston Hickman, Executive Vice President and Chief Financial Officer of the Company, resigned from the Company effective as of September 30, 2005. The Company and Mr. Hickman entered into an Executive Transition Agreement dated September 30, 2005 (the

“Hickman Transition Agreement”) setting forth the terms of Mr. Hickman’s departure and confirming the benefits to which he was previously entitled pursuant to the Employment Agreement dated December 10, 2004 between Mr. Hickman and the Company (the “Hickman Employment Agreement”). In consideration for the covenants in the Hickman Transition Agreement and pursuant to the terms of the Hickman Employment Agreement, the Company agreed to (i) pay Mr. Hickman $938,000 in one lump sum payment upon effectiveness of the Hickman Transition Agreement, (ii) pay Mr. Hickman’s COBRA coverage premiums to continue his current medical, dental and other health plan coverage for himself, his spouse and his eligible dependents through December 31, 2005 and (iii) reimburse Mr. Hickman on a quarterly basis for the reasonable cost of his individual medical and dental insurance plans for himself, his spouse and his eligible dependents for the period from January 1, 2006 through the earlier of March 30, 2008 and the date Mr. Hickman becomes eligible for comparable insurance coverage from new employment. The Company also agreed to pay Mr. Hickman (i) $4,177.50 in one lump sum payment within 90 days after the effective date of the Hickman Transition Agreement to allow Mr. Hickman to continue his executive disability insurance through March 30, 2008, (ii) $6,560 in one lump sum payment within 90 days after the effective date of the Hickman Transition Agreement to cover the premiums on Mr. Hickman’s executive term life insurance policy through March 30, 2008 and (iii) within 90 days after such coverage becomes available, the reasonable costs of a term life insurance policy in the face amount of $600,000 covering the period through March 30, 2008.

Pursuant to the Hickman Transition Agreement, Mr. Hickman agreed not to solicit any employees of the Company for a period of 18 months following the termination date of his employment with the Company and not to engage in any competing activity of the Company for a period of two years following the termination date of his employment with the Company.

As part of the Hickman Transition Agreement, Mr. Hickman and the Company agreed to enter into a consulting relationship whereby Mr. Hickman will become a consultant for the Company on projects assigned by the Company’s Board of Directors or President. From October 1, 2005 to December 31, 2005, Mr. Hickman agrees to provide consulting services to the Company for one week per month at a monthly rate of $6,450.00, plus travel expenses. From January 1, 2006 to September 30, 2006, Mr. Hickman agrees to provide consulting services to the Company on a daily basis upon request of the Board of Directors or President of the Company at a daily rate of $1,500.00 pro rated for days with less than eight hours worked, plus travel expenses.

In the Hickman Transition Agreement, the Company and Mr. Hickman release one another from all claims that each has or may have against the other. Mr. Hickman has until October 8, 2005 to revoke the Hickman Transition Agreement. The Hickman Transition Agreement is qualified in its entirety by reference to the Hickman Transition Agreement which is attached as Exhibit 10.14 to this Current Report and is incorporated herein by reference.

A press release announcing the departures of Messrs. Waechter and Hickman was issued by the Company on September 30, 2005. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference into this Current Report.

Item 1.02	Termination of a Material Definitive Agreement.

On September 30, 2005, the Waechter Employment Agreement terminated by mutual agreement of Mr. Waechter and the Company pursuant to Mr. Waechter’s resignation of employment with the Company and the terms of the Waechter Transition Agreement described in Item 1.01 above, such terms being incorporated by reference herein.

On September 30, 2005, the Hickman Employment Agreement terminated by mutual agreement of Mr. Hickman and the Company pursuant to Mr. Hickman’s resignation of employment with the Company and the terms of the Hickman Transition Agreement described in Item 1.01 above, such terms being incorporated by reference herein.

Item 5.02	Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	Resignation of Chief Executive Officer and President and Principal Financial Officer.

Mr. Waechter resigned from employment of the Company as its Chief Executive Officer and President on September 30, 2005, as described in further detail in Item 1.01 above, which description is incorporated by reference herein.

Mr. Hickman resigned from employment of the Company as its Executive Vice President and Chief Financial Officer on September 30, 2005, as described in further detail in Item 1.01 above, which description is incorporated by reference herein.

(c)	Appointment of President and Chief Financial Officer.

On September 30, 2005 the Board of Directors of the Company (the “Board”) appointed Donald J. Wilkins, age 58, to serve as the Company’s President effective September 30, 2005. Mr. Wilkins has been the senior corporate counsel for the Company since March 1997 and most recently served as Senior Vice President, General Counsel and Secretary of the Company. From October 1989 until joining the Company, Mr. Wilkins was General Counsel for Teledyne Ryan Aeronautical, a manufacturer of high-performance unmanned jet aircraft for the military and major aircraft assemblies. Mr. Wilkins served in the U.S. Air Force from September 1969 until his retirement as Lt. Colonel in October 1989. Mr. Wilkins received a B.A. from the University of Notre Dame, a J.D. from the Catholic University of America, and an L.L.M. in Government Procurement Law from The George Washington University. In connection with Mr. Wilkin’s promotion, he will receive an annual salary of $250,000 and be entitled to participate in the Company’s management incentive program.

The Company entered into a change of control agreement with Mr. Wilkins in November 2004. The change of control agreement provides that certain benefits will be paid to Mr. Wilkins upon a termination without cause or a constructive termination following a merger, sale (including a sale of the REMEC Defense & Space or REMEC Wireless Systems business segments which occurred on May 20, 2005 and September 2, 2005, respectively) or liquidation of the Company. In the absence of a change of control of the Company, the change of control agreement does not provide any additional severance benefits (other than payment for unpaid base salary, unused vacation time and certain business expenses accrued before termination).

The change of control agreement provides that if the Company incurs a change of control, all unvested options granted to Mr. Wilkins prior to the change of control that are scheduled to vest within one year from the date of the change of control will immediately vest and become fully exercisable. In addition, if the Company incurs a change of control and Mr. Wilkin’s employment is terminated without cause or constructively terminated within two years after the change of control, or if Mr. Wilkin’s employment terminates within two years after the change of control as a result of the failure of the Company’s successor to assume the Company’s obligations under his change of control agreement, then Mr. Wilkins will be entitled to receive the following severance benefits: (i) 18 months of his annualized base salary as in effect immediately before the change of control, payable in equal monthly installments in accordance with the Company’s normal payroll practices; (ii) 1 1/2 times his target bonus payable in equal monthly installments in accordance with the Company’s normal payroll practices; (iii) during the payment period of the severance benefits described in (i) and (ii) above, the Company will continue to make available the Company medical, dental, disability, life insurance and other similar plans in which Mr. Wilkins or his spouse or dependents participated on the date of termination; (iv) for an additional 18 months after termination of the payment period described in (iii) above, the Company will continue to make available benefits that would be available under the Consolidated Omnibus Budget Reconciliation Act; and (v) all outstanding options granted to Mr. Wilkins before the change of control will immediately vest and become fully exercisable. These severance benefits described above may be subject to the Section 280G of the Internal Revenue Code of 1986, as amended. In the event that these payments would otherwise be subject to the excise tax, the severance benefits will be reduced to the level at which no tax would be imposed.

The change of control agreement also imposes certain non-solicitation obligations upon Mr. Wilkins for a period of 18 months following the termination of Mr. Wilkin’s employment for any reason, whether or not such termination is in connection with a change of control.

On September 30, 2005 the Board appointed David F. Wilkinson, age 43, to serve as the Company’s Chief Financial Officer effective September 30, 2005. Mr. Wilkinson has been the Company’s Director of Tax since July 1998. From November 1989 until joining the Company, Mr. Wilkinson was Corporate Controller for Verified Technical Corporation. Mr. Wilkinson received his CPA certification while working with Ernst and Young, LLC from December 1986 through November 1989. Mr. Wilkinson received a B.S. and a M.Acc. from Brigham Young University. In connection with Mr. Wilkinson’s promotion, he will receive an annual salary of $150,000 and be entitled to participate in the Company’s management incentive program.

Mr. Wilkinson entered into a Performance and Retention Agreement with the Company on September 6, 2005 (the “Wilkinson Retention Agreement”). The Wilkinson Retention Agreement provides that the Company will pay Mr. Wilkinson $150,000 on the date of termination if Mr. Wilkinson is terminated by the Company without cause. In addition, if Mr. Wilkinson is unable to perform his employment responsibilities with the Company due to disability, the Company will pay a pro-rata share of $150,000 based on a twelve month period. The foregoing description of the Wilkinson Retention Agreement is qualified in its entirety by reference to the Wilkinson Retention Agreement, a copy of which is attached hereto as Exhibit 10.15 to this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed with this Current Report:

Exhibit No.	Description
10.13	Executive Transition Agreement dated September 30, 2005 between REMEC, Inc. and Thomas Waechter

10.14	Executive Transition Agreement dated September 30, 2005 between REMEC, Inc. and Winston Hickman

10.15	Performance and Retention Agreement dated September 6, 2005 between REMEC, Inc. and David F. Wilkinson

99.1	Press Release, dated September 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEC, INC.

Date: October 6, 2005	By:	/s/ Donald J. Wilkins
Donald J. Wilkins
President

EXHIBIT INDEX

Exhibit No.	Description
10.13	Executive Transition Agreement dated September 30, 2005 between REMEC, Inc. and Thomas Waechter

10.14	Executive Transition Agreement dated September 30, 2005 between REMEC, Inc. and Winston Hickman

10.15	Performance and Retention Agreement dated September 6, 2005 between REMEC, Inc. and David F. Wilkinson

99.1	Press Release, dated September 30, 2005